SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 28, 1997



                                VITAL SIGNS, INC.
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             (Exact name of registrant as specified in its charter)



    New Jersey                            0-18793                   11-2279807
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(State or other jurisdiction of         (Commission            (IRS Employer
  incorporation or organization)         File Number)        Identification No.)



                    20 Campus Road, Totowa, New Jersey 07512
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               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:           (201) 790-1330
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Item 5.  Other Events.

     On July 28,  1997,  Vital  Signs,  Inc.  (the  "Company")  consummated  its previously announced acquisition of Marquest Medical Products, Inc. ("Marquest"). As a result, Marquest shareholders will receive $0.797 in cash for each of their shares of Marquest's Common Stock and Marquest will become a wholly-owned subsidiary of the Company. Concurrently, the Company acquired from Scherer Healthcare, Inc. ("Scherer Healthcare"), which was the majority shareholder of Marquest, for cash, certain product rights previously sold by Marquest to Scherer Healthcare. Including the repayment of long-term debt of Marquest, the Company's cash payments for these transactions will aggregate approximately $25 million. The transactions are to be accounted for as a purchase.

Item 7.  Financial Statements and Exhibits.

     Exhibit No. 99.1 Press Release, dated July 28, 1997

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                VITAL SIGNS, INC.

                                                By:  /s/ Anthony J. Dimun
                                                     Anthony J. Dimun,
                                                     Executive Vice President


Dated:  August 1, 1997


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                                  EXHIBIT INDEX


Exhibit No. 99.1              Press Release, dated July 28, 1997